Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Reports Fiscal 2026 Results

Transformational Year Establishing UEC as a Multi-Mine U.S. Uranium Producer

Fourth Quarter Production Up More Than 150% with Significantly Improved Economies of Scale

Unhedged Sales Strategy Delivered Peer Leading Realized Price of $93.13 per Pound

$753 Million in Liquid Assets(1) and No Debt

Advancing the Largest Uranium Resource Base in the U.S.

Building America's Only Vertically Integrated Uranium Company, from Mining and Processing to Planned Refining and Conversion

Corporate Highlights

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Fourth Quarter Production Up 157%, Total Cost per Pound (2)  Down 33%: Combined production from Christensen Ranch and Burke Hollow in the fourth quarter totaled 82,744 pounds of precipitated uranium and dried and drummed U3O8, up from 32,195 pounds in the third quarter, at a Total Cash Cost per Pound(2) of $30.01 and a Total Cost per Pound of $36.54.

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Production Doubled at Christensen Ranch, Total Cost per Pound Down 35%: Fourth quarter production at Christensen Ranch doubled to 65,392 pounds of precipitated uranium and dried and drummed U3O8 at a Total Cash Cost per Pound of $28.38 and a Total Cost per Pound of $35.63, down from $46.69 and $54.61, respectively, in the third quarter.

●

Commenced Production at Burke Hollow, Ramp-Up Underway: In its first full quarter of operation, Burke Hollow produced 17,352 pounds of precipitated uranium and dried and drummed U3O8 at a Total Cash Cost per Pound of $36.13 and a Total Cost per Pound of $39.93. As planned, this initial phase was limited to a small section of the first production area to establish key operating parameters ahead of expansion across the full wellfield.

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First Full Year of Production at a Total Cash Cost of $34.24 and Total Cost of $39.94 per Pound: Fiscal 2026 production totaled 229,294 pounds of precipitated uranium and dried and drummed U3O8, with 359,260 pounds produced since commissioning through the end of the fiscal year.

●

Growing U.S. Government Demand for Unobligated U.S.-Origin Uranium: In response to a Request for Information (“RFI”) from the National Nuclear Security Administration (“NNSA”), which outlined a need for 4 million pounds per year of unobligated U.S.-origin uranium with deliveries as soon as 2030, UEC affirmed its capability to fully support that requirement. Adding to that demand, the U.S. Army plans to deploy more than 20 microreactors requiring unobligated U.S.-origin uranium.

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United States Uranium Refining & Conversion Corp (“UR&C”) Advances Toward a Class IV Cost Estimate: Working with its engineering partner Fluor Enterprises, Inc. (“Fluor”), UR&C completed core execution plans, built a combined dedicated 63-member project team, began preparing its U.S. Nuclear Regulatory Commission license application and progressed site selection. The Class IV cost estimate is expected to be completed by mid-2027.

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Wellfield Construction Underway at Ludeman, UEC’s Next In-Situ Recovery (“ISR”) Mine: Installation of the monitoring, injection and recovery wells in the initial wellfield is underway. Engineering for the satellite ion-exchange plant has progressed with the procurement of long lead-time equipment.

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Advancing Wellfield Development at Sweetwater, UEC’s Third Hub-and-Spoke: Drilling in Sweetwater North identified mineralization trends that support further delineation and advance the first two production areas.

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Roughrider Drilling Completed: 36,000 meters of core drilling was completed during the quarter to support resource conversion and the planned pre-feasibility study (“PFS”) for the world class Roughrider Project located in the Athabasca Basin of Saskatchewan, Canada.

Fiscal 2026 Financial Highlights

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Peer Leading Realized Sales Price: Sold 400,000 pounds from inventory at a weighted average realized price of $93.13 per pound, which the Company believes to be the highest among publicly traded uranium producers, generating revenue of $37.3 million and gross profit of $16.9 million for fiscal 2026.

●	Robust Balance Sheet: $753 million in liquid assets(1), including cash of $495 million, with no debt.
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Strategic Inventory Position in a Tightening Market: 1,256,000 pounds of U₃O₈ as of July 31, 2026, valued at $109 million at current market prices(1), excluding 359,260 pounds of precipitated uranium and dried and drummed U3O8 at the Irigaray Central Processing Plant (“CPP”) and Hobson CPP.

Corpus Christi, TX, September 29, 2026 – Uranium Energy Corp (NYSE American: UEC) (the “Company” or “UEC”) today announced results and related information for its fiscal year ended July 31, 2026.

Amir Adnani, President and CEO, stated:

“In fiscal 2026, UEC became a multi-mine uranium producer. Twelve months ago, we were producing from a single mine in Wyoming. Today, we are producing from two mines in two states, are well along the way in building a third at Ludeman, have grown our operating team to more than 250 people and have doubled drilling capacity. We started production at Burke Hollow, the largest greenfield in-situ recovery mine to come online in the United States in over a decade, and expanded wellfield infrastructure at Christensen Ranch. This growth is underpinned by the largest uranium resource base in the country, providing depth and a long duration runway to keep scaling.

Our unhedged sales strategy delivered a weighted average realized price of $93.13 per pound, which we believe is the highest among publicly traded uranium producers. Consistent with our strategy over many quarters, we continue to hold most of our inventory, and that approach is being rewarded as the market tightens.

Through UR&C, we are building America's only vertically integrated uranium company, from mining and processing to refining and conversion. The U.S. Government’s growing demand for unobligated U.S.-origin uranium and conversion confirms why we set out to build it: those needs can only be met by U.S. mines, U.S. technology and U.S. conversion.

We enter fiscal 2027 debt-free with an exceptional balance sheet and the ability to fund our ongoing growth. With this unparalleled combination of resource depth, financial strength and talent, UEC has never been better positioned to build on and extend its leadership position in the United States.”

Growing U.S. Government Demand for Unobligated U.S.-Origin Uranium and Conversion

The U.S. Department of Energy through the NNSA issued a RFI to ascertain domestic company capabilities to supply unobligated U.S.-origin uranium and conversion services in support of NNSA needs through the 2040s. The RFI outlined NNSA requirements for unobligated U.S.-origin uranium at 4 million pounds of U3O8 / 1,500 metric tonnes of uranium as UF6 per year with deliveries commencing as early as 2030.

UEC's response to the RFI affirmed that we are positioned to fully support NNSA’s U3O8 requirements as our production in Texas and Wyoming ramps up. Through UEC's subsidiary, UR&C, we are positioning to provide the necessary conversion services in accordance with NNSA requirements, further demonstrating UEC's commitment to serve as America's national champion for the front end of the nuclear fuel cycle.

On August 26, 2026, the Department of the Army announced the selection of five nuclear reactor developers to be awarded up to a combined $2.2 billion to own, construct and operate nuclear microreactors on five military installations. The Army anticipated more than 20 microreactors to be deployed through the Janus Program with all requiring unobligated U.S.-origin uranium and conversion services.

The growing U.S. Government demand for unobligated U.S.-origin uranium and conversion services highlights UEC’s distinct positioning as a leading domestic supplier and the only company pursuing a vertically integrated fuel cycle solution.

United States Uranium Refining & Conversion Corp (UR&C)

During fiscal 2026, UR&C advanced its planned uranium conversion facility across technology development, licensing and project execution, working with its engineering partner Fluor. UR&C’s combined dedicated 63-member project team draws on Fluor’s nuclear-focused Mission Solutions business subject matter experts, including specialists in process technology, nuclear and environmental engineering and project delivery. Project mobilization was completed in full compliance with U.S. Department of Energy export control regulations for nuclear technology. UR&C is advancing toward a Class IV cost estimate, which is expected to be completed by mid-2027.

Following receipt of its U.S. Nuclear Regulatory Commission Docket Number earlier this year, UR&C finalized its regulatory engagement strategy and began preparing its license application, supported by Jensen Hughes, a specialist nuclear licensing firm engaged for the project.

UR&C and Fluor expanded collaboration with leading equipment vendors, National Laboratories and specialty subcontractors to accelerate process design and laboratory work, including evaluation of process technology and thermophysical properties. UR&C is also pursuing partnerships with National Laboratories and academic institutions to enhance technical development, drawing on industry expertise and historical operating knowledge.

The goal is to position UR&C’s conversion process as a U.S. technology, eligible for delivering unobligated U.S.-origin UF6 supply for the requirements of the U.S. Government. To that end, to safeguard export-controlled information, UR&C’s project team has implemented a Technology Control Plan and completed comprehensive training.

Powder River Basin, Wyoming, Hub-and-Spoke ISR Operations

Hub: Irigaray CPP; Spokes: Christensen Ranch and Ludeman

In the fourth quarter, 65,392 pounds of precipitated uranium and dried and drummed U3O8 were produced at Christensen Ranch at a Total Cash Cost per Pound of $28.38 and a Total Cost per Pound of $35.63. Higher production reduced Total Cost per Pound by 35%, from $54.61 in the prior quarter.

As previously reported, three new header houses in Wellfield 11 began production late in the third fiscal quarter. Four additional header houses were constructed and tested as of the end of the fourth fiscal quarter, bringing the total to five that were awaiting regulatory approval for startup at such time. On September 28, 2026, final regulatory approvals were issued for four of these. Production is expected to commence at these newly approved header houses in the coming weeks.

Currently, three additional header houses are under construction. Header house construction has been bolstered by an increase in drilling capacity, with 17 drill rigs in operation in the Powder River Basin at fiscal year-end, up from 12 in the prior year.

At the Ludeman ISR project in the Powder River Basin, monitor, injection and recovery wells for the first wellfield are under construction and being tested for mechanical integrity.

Engineering for the satellite ion-exchange plant was significantly advanced during the fourth quarter, allowing the Company to procure long lead-time equipment. Civil engineering for the plant pad was completed, and a construction contractor was selected. The powerline location has been established, and surveys are expected to be completed in the first quarter of fiscal 2027.

South Texas Hub-and-Spoke ISR Operations

Hub: Hobson CPP; Spoke: Burke Hollow

Operations began at the Burke Hollow ISR mine in April and at the Hobson CPP in May. In its first full quarter of operation, Burke Hollow produced 17,352 pounds of precipitated uranium and dried and drummed U3O8 at a Total Cash Cost per Pound of $36.13 and a Total Cost per Pound of $39.93.

The first shipment of uranium-loaded resin from Burke Hollow reached Hobson in mid-May, and every processing step at the plant, from resin transfer and elution through precipitation, drying and packaging, has now been commissioned.

As planned, production activity in the quarter was limited to a small section of the first production area at Burke Hollow, consisting of 126 injection and recovery wells that were brought online to establish optimal operating parameters, such as lixiviant chemistry, pump sizing and wellfield patterns. These results will guide the next phase of operations as mining in the first production area expands.

The Company had 21 drill rigs in operation in South Texas at fiscal year-end, up from 8 in the prior year.

Sweetwater, Wyoming, Hub-and-Spoke Development

At Sweetwater, the FAST-41 and National Environmental Policy Act federal permitting process continued to advance under the leadership of the Bureau of Land Management ("BLM"). Currently, the FAST-41 Permitting Dashboard expects completion of the Environmental Assessment (“EA”) in March 2027 and approval of the Plan of Operations in May 2027. Baseline studies were largely completed in the quarter, with final reports expected to be submitted to BLM in the first quarter of fiscal 2027.

Drilling in the Sweetwater North area identified mineralization trends that support continued delineation. Building on these results, additional drilling is planned for the first quarter of fiscal 2027 to further extend the mineralization identified in the initial program and to advance wellfield design for the first two production areas.

Work continues by the Company and Wood Group to assess the refurbishment requirements for the Sweetwater Mill for both conventional and ISR operations, with focus currently on the installation of ion-exchange and elution systems for ISR operations.

The Company had two drill rigs in operation in the Great Divide Basin at the end of the fiscal year.

Roughrider Project, Saskatchewan

As part of the planned PFS at the Roughrider Project, the Company completed its previously announced diamond drilling program, which has expanded to 36,000 meters, with the goal of converting resources into higher categories. This included resource targets throughout the West Zone, East Zone and Far East Zone. Working alongside Tetra Tech Canada Inc., the preparation of the PFS is progressing.

During the quarter, the geotechnical drilling for a future tailings management facility was completed. This included the collection of water samples and the installation of water level monitoring stations.

In August 2026, the Company entered into a Definition Study Agreement with Saskatchewan Power Corporation to advance engineering, EA and community engagement work specifically for the connection of a high-voltage transmission line to the Roughrider Project.

Conference Call Details

A conference call will be held at 11:00 a.m. ET (8:00 a.m. PT) on Tuesday, September 29, 2026, to discuss the Company's results, upcoming catalysts and current market conditions. To participate, please use one of the following methods:

Webinar: Click Here

North America (toll-free): 1-877-270-2148

International: 1-412-902-6510

An accompanying presentation will be available on UEC’s website at www.uraniumenergy.com and a replay of the event will be available following the presentation.

For further information, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2026, which will include the Company’s audited consolidated financial statements and management’s discussion and analysis, and will be available on the Company's website at www.uraniumenergy.com and under its profile at www.sec.gov.

Notes:

1.

As of July 31, 2026. Liquid assets consist of cash and equity securities and uranium inventories based on market values and does not include in-process inventory and uranium concentrates from extraction at the Irigaray CPP and Hobson CPP. Market values for securities are based on applicable closing prices on July 31, 2026 and uranium inventories are based on the spot price quoted from UxC at ConverDyn on such date.

2.

Total Cost per Pound and Total Cash Cost per Pound are not measures of financial performance under accounting principles generally accepted in the United States ("GAAP") and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. See “Non-GAAP Measures” below.

About Uranium Energy Corp

Uranium Energy Corp is America’s largest and fastest growing uranium company. The Company controls the largest uranium resource base and the most licensed production capacity in the United States, totaling approximately 12 million pounds per year across its Wyoming and South Texas platforms. In Canada, the Company controls one of the most extensive land and resource portfolios in the Athabasca Basin, anchored by the Roughrider Project in Saskatchewan. Through its wholly owned subsidiary, United States Uranium Refining & Conversion Corp, UEC is pursuing domestic refining and conversion capabilities to further strengthen the U.S. nuclear fuel supply chain. UEC maintains a 100% unhedged uranium strategy, providing full exposure to uranium market fundamentals. The Company is managed by professionals with decades of experience across uranium exploration, development, production and fuel cycle infrastructure.

Contact Uranium Energy Corp Investor Relations at:

Toll Free: (866) 748-1030

Fax: (361) 888-5041

E-mail: info@uraniumenergy.com

Stock Exchange Information:

NYSE American: UEC

WKN: A0JDRR

ISIN: US9168961038

Non-GAAP Measures

This news release includes reference to "Total Cost per Pound", “Total Cash Cost per Pound”, “Total Non-Cash per Pound” and "Production‑Based Royalties, Ad Valorem and Severance Tax per Pound", which do not have standardized meanings under GAAP. We define: (i) Total Cost per Pound as the addition to in-process inventory and uranium concentrates from extraction (each a component of inventories on the consolidated balance sheets) for the applicable period divided by the quantity (in pounds) of precipitated uranium and dried and drummed U3O8 produced in such period; (ii) Total Cash Cost per Pound as the addition to in-process inventory and uranium concentrates from extraction (each a component of inventories on the consolidated balance sheets), excluding depreciation, depletion and amortization, for the applicable period divided by the quantity (in pounds) of precipitated uranium and dried and drummed U3O8 produced in such period; (iii) Total Non-Cash Cost per Pound as the difference between Total Cost per Pound and Total Cash Cost per Pound; and (iv) Production‑Based Royalties, Ad Valorem and Severance Tax per Pound (a component of Total Cash Cost per Pound) as the production‑based royalties, ad valorem and severance tax accrued for the applicable period divided by the quantity (in pounds) of precipitated uranium and dried and drummed U3O8 produced in such period. Production‑Based Royalties, Ad Valorem and Severance Tax per Pound does not include royalties on sales, which will be recognized as part of cost of sales in future periods when the uranium concentrates are sold. We believe that, in addition to conventional measures prepared in accordance with GAAP, certain investors and other stakeholders also use this information to evaluate our operating and financial performance. The use of these performance measures is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Our definition of these measures may differ from other mining companies and therefore, may not be comparable. These non-GAAP measures should be read in conjunction with our consolidated financial statements for the applicable periods.

Christensen Ranch / Irigaray CPP

		First Quarter	Second Quarter	Third Quarter	Fourth Quarter
(in thousands of dollars, except cost per pound)		Fiscal 2026	Fiscal 2026	Fiscal 2026	Fiscal 2026	Fiscal 2026

Cash Production Costs	A	$1,612	$1,509	$1,242	$1,348	$5,711
Add
Production-Based Royalties		101	67	49	99	316
Ad Valorem and Severance Tax		338	238	212	409	1,197
Total Production-Based Royalties and Taxes	B	439	305	261	508	1,513
Total Cash Costs	C=A+B	$2,051	$1,814	$1,503	$1,856	$7,224
Add
Depreciation, depletion and amortization		306	205	255	474	1,240
Total Non-Cash Costs	D	$306	$205	$255	$474	$1,240

Total Costs	E=C+D	$2,357	$2,019	$1,758	$2,330	$8,464

Precipitated Uranium and Dried and Drummed Uranium Concentrate (pounds)	F	68,612	45,743	32,195	65,392	211,942

Cash Production Costs Per Pound	G=A/F	$23.50	$32.99	$38.58	$20.61	$26.95
Production-Based Royalties, Ad Valorem and Severance Tax Per Pound	H=B/F	6.40	6.67	8.11	7.77	7.14
Total Cash Cost Per Pound		$29.90	$39.66	$46.69	$28.38	$34.09
Total Non-Cash Cost Per Pound	I=D/F	4.45	4.48	7.92	7.25	5.85
Total Cost Per Pound	J=G+H+I	$34.35	$44.14	$54.61	$35.63	$39.94

Burke Hollow / Hobson CPP

(in thousands of dollars, except cost per pound)		Fourth Quarter and Fiscal 2026

Cash Production Costs	A	$627
Add
Production-Based Royalties		-
Ad Valorem and Severance Tax		-
Total Production-Based Royalties and Taxes	B	-
Total Cash Costs	C=A+B	$627
Add
Depreciation, depletion and amortization		66
Total Non-Cash Costs	D	$66

Total Costs	E=C+D	$693

Precipitated Uranium and Dried and Drummed Uranium Concentrate (pounds)	F	17,352

Cash Production Costs Per Pound	G=A/F	$36.13
Production-Based Royalties, Ad Valorem and Severance Tax Per Pound	H=B/F	-
Total Cash Cost Per Pound		$36.13
Total Non-Cash Cost Per Pound	I=D/F	3.80
Total Cost Per Pound	J=G+H+I	$39.93

Combined Total Production

(in thousands of dollars, except cost per pound)		Fiscal 2026	Fiscal 2025	Cumulative Since Beginning of Fiscal 2025

Cash Production Costs	A	$6,338	$2,803	$9,141
Add
Production-Based Royalties		316	189	505
Ad Valorem and Severance Tax		1,197	599	1,796
Total Production-Based Royalties and Taxes	B	1,513	788	2,301
Total Cash Costs	C=A+B	$7,851	$3,591	$11,442
Add
Depreciation, depletion and amortization		1,306	1,142	2,447
Total Non-Cash Costs	D	$1,306	$1,142	$2,447

Total Costs	E=C+D	$9,157	$4,733	$13,889

Precipitated Uranium and Dried and Drummed Uranium Concentrate (pounds)	F	229,294	129,966	359,260

Cash Production Costs Per Pound	G=A/F	$27.64	$21.57	$25.44
Production-Based Royalties, Ad Valorem and Severance Tax Per Pound	H=B/F	6.60	6.06	6.40
Total Cash Cost Per Pound		$34.24	$27.63	$31.84
Total Non-Cash Cost Per Pound	I=D/F	5.70	8.78	6.81
Total Cost Per Pound	J=G+H+I	$39.94	$36.41	$38.65

Cautionary Statement Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. Forward-looking statements often address our expected future business and financial performance and financial condition; and often contain words such as “anticipate,” “intend,” “plan,” “will,” “would,” “estimate,” “expect,” “believe,” "pending" or “potential.” Forward-looking statements in this news release include, without limitation, statements regarding: the Company’s expectations for its projects, including proposed studies, anticipated regulatory approvals and planned development and ramp-up activities; expectations regarding uranium markets and demand; the proposed PFS at Roughrider; the Company’s plans and goals respecting UR&C and the proposed development of refining and conversion capabilities; and the impacts of governmental initiatives on the Company. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which could cause actual results to differ materially. These risks and uncertainties may include, among others: proposed exploration and development activities may not be completed or, if completed, may not produce anticipated results; variations in the underlying assumptions associated with the estimation or realization of mineral resources; the availability of necessary capital; accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays or failure in obtaining governmental approvals or permits, title disputes or claims limitations; any deterioration in political support for nuclear energy or uranium mining; changes in government regulations and policies; changes in demand for nuclear power; weather and other natural phenomena; and the other risk factors set forth in the Company’s most recent annual report on Form 10-K and its other filings with the Securities and Exchange Commission, available under its profile at www.sec.gov. These factors are beyond the Company’s ability to control or predict. There can be no assurance that the Company’s forward-looking statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Any forward-looking statement speaks only as of the date on which it’s made and the Company does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, except as required under applicable securities laws. Investors should not assume that any lack of update to a previously issued forward-looking statement constitutes a reaffirmation of that statement.